Exhibit 23.5

ANGUS INVESTMENTS, INC.

Real Estate Broker & Appraiser

EDWIN A. JONES, JR., ARA, President	9659 Landings Drive
Accredited Rural Appraiser/ASFMRA	Port St. Lucie, FL 34986
Licensed Real Estate Broker	Ph 772-462-3003
State-Certified General Appraiser RZ-1331	Fax 772-462-3005
anguseaj@comcast.net

December 25, 2014

Board of Directors

American Farmland Company

10 East 53rd Street

New York, NY 10543

Re:                             Consent to Use Firm’s Name in Registration Statement on Form S-11

Members of the Board:

We hereby consent to the use of our firm’s name (including under the heading “Experts”) in a Registration Statement on Form S-11, and amendments thereto, filed or to be filed by American Farmland Company with the U.S. Securities and Exchange Commission (the “Registration Statement”).

Additionally, we consent to the summary of, and reference to, any appraisal reports produced by our firm, Angus Investments, Inc. for properties purchased by American Farmland Company in such filings and amendments, including the prospectus of American Farmland Company contained therein. We consent to the reference to any updated appraisal information we provide on these properties. We further consent to the filing of this letter as an exhibit to the Registration Statement.

Respectfully,

/s/ Edwin A. Jones, Jr.
Edwin A. Jones, Jr. A.R.A, President
State-Certified General Real Estate Appraiser RZ-1331